EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT
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                                                             State of
                  Name                                       Incorporation
                  ----                                       -------------

         MainSource Bank                                      Indiana

         Regional Bank                                        Indiana

         Kentucky United Bancorp, Inc.                        Kentucky

         IUB Capital Trust                                    Delaware

         IUB Illinois Holdings, Inc.                          Indiana

         Capstone Bank, N.A.                                  Illinois

         IUB Reinsurance Company, Ltd.                        Turks and Caicos

         MainSource Insurance, Inc.                           Indiana

         People's Investment Company, Ltd.                    Bermuda

         Union Investment Company, Ltd.                       Bermuda

         PTC Investments, Inc.                                Nevada

         RB Investments, Inc.                                 Nevada

         MainSource Statutory Trust I                         Indiana